Exhibit 3.1

ARTICLES OF AMENDMENT

OF

UNITI GROUP INC.

May 18, 2018

Uniti Group Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Amendment and Restatement of the Corporation (the “Articles”) are hereby amended by deleting and replacing ARTICLE EIGHT in its entirety as follows:

ARTICLE EIGHT

AMENDMENT OF BYLAWS

Any and all provisions of the Bylaws may be repealed, altered, amended, or rescinded and new bylaws may be adopted (a) by the stockholders at any annual meeting of the stockholders or at any special meeting called for that purpose (provided that notice of such proposal is included in the notice of such meeting) and (b) by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, the Board of Directors does not have the power to alter or repeal any bylaw made by the stockholders.

SECOND: The foregoing amendment to the Articles has been duly approved and advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

THIRD: These Articles of Amendment shall become effective on May 18, 2018.

FOURTH:  The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters are true in all material respects and that this statement is made under the penalties of perjury.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary as of the date first written above.

ATTEST: By: /s/ Daniel L. Heard Name:Daniel L. Heard Title:Executive Vice President – General Counsel and Secretary	UNITI GROUP INC. By: /s/ Kenneth A. Gunderman Name:Kenneth A. Gunderman Title: President and Chief Executive Officer

Signature Page to Articles of Amendment